Exhibit 3.3

SENIOR HOUSING PROPERTIES TRUST

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:  The title of the document being corrected is Articles Supplementary (the “Articles”).

SECOND:  The sole party to the Articles is Senior Housing Properties Trust, a Maryland real estate investment trust (the “Trust”).

THIRD:  The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on March 15, 2004.

FOURTH:  The provisions of the Articles which are to be corrected and as previously filed with SDAT are set forth below.

1.  Paragraph 1 of the Articles currently reads as follows:

“1.   Designation and Amount.  The shares of such series shall be designated as “Junior Participating Preferred Shares” and the number of shares constituting such series shall be 1,000,000.”

2.  The paragraph which immediately precedes the execution of the Articles currently reads as follows:

“IN WITNESS WHEREOF, SENIOR HOUSING PROPERTIES TRUST has caused these Articles Supplementary to be signed in its name and on its behalf by a majority of its entire Board of Trustees and witnessed by its Secretary on March 10, 2004.”

FIFTH:  The provisions of the Articles as corrected hereby are set forth below.

1.  Paragraph 1 of the Articles shall read as follows:

“1.   Designation and Amount.  The shares of such series shall be designated as “Junior Participating Preferred Shares” and the number of shares constituting such series shall be 300,000.”

2.  The paragraph which immediately precedes the execution of the Articles shall read as follows:

“IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on March 10, 2004.”

SIXTH:  The undersigned President of the Trust acknowledges this Certificate of Correction to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 29th day of March, 2004.

ATTEST:	SENIOR HOUSING PROPERTIES TRUST

/s/ Jennifer B. Clark	By:	/s/ David J. Hegarty	(SEAL)
Jennifer B. Clark		David J. Hegarty
Assistant Secretary		President